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Exhibit 1.4

        This document is important and requires your immediate attention. It should be read in conjunction with the Offer to Purchase and Circular dated August 30, 2005 of Ship Acquisition Inc. If you are in doubt as to how to deal with it, you should consult your investment dealer, stock broker, bank manager, lawyer or other professional advisor.

NOTICE OF EXTENSION
by
SHIP ACQUISITION INC.
a wholly-owned subsidiary of
TUI AG
in respect of its
OFFER TO PURCHASE FOR CASH
all of the outstanding Common Shares of
CP SHIPS LIMITED
at a price of
U.S.$21.50 per Common Share

This is a notice of extension (the "Notice") to the Offer dated August 30, 2005 by Ship Acquisition Inc. (the "Offeror"), an indirect wholly-owned subsidiary of TUI AG ("TUI"), for all of the issued and outstanding common shares (together with the associated Rights (as defined in the Offer to Purchase and Circular in respect of the Offer (the "Offer to Purchase and Circular")) (collectively, the "Shares") of CP Ships Limited ("CP Ships") including Shares issuable pursuant to the exercise of outstanding options, warrants, convertible notes or other rights to acquire Shares. Except as otherwise set forth in this Notice, the terms and conditions previously set forth in the Offer to Purchase and Circular continue to be applicable in all respects, and this Notice should be read in conjunction therewith. Unless the context requires otherwise, terms denoted by initial capital letters and not defined herein have the meanings set forth in the Offer to Purchase and Circular. All references to the Offer to Purchase and Circular in this Notice shall be deemed to be, where appropriate, references to the Offer as amended by this Notice.

THE OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 6:00 P.M. (EASTERN TIME) ON OCTOBER 18, 2005, UNLESS EXTENDED OR WITHDRAWN.

Shareholders who wish to accept the Offer must properly complete and execute the Letter of Transmittal (printed on blue paper) which accompanied the Offer to Purchase and Circular in accordance with the instructions set forth therein and deposit the completed Letter of Transmittal, together with the certificates representing the Shares being deposited and all other documents required by the Letter of Transmittal, at one of the offices of Computershare Investor Services Inc. (the "Depositary") or Computershare Trust Company of New York (the "U.S. Forwarding Agent") specified in the Letter of Transmittal at or prior to the Expiry Time. Alternatively, Shareholders may (1) accept the Offer in the United States by following the procedures for book-entry transfer of Shares described under Section 3 of the Offer to Purchase, "Manner of Acceptance — Acceptance by Book-Entry Transfer in the United States" or (2) accept the Offer where the certificates representing the Shares are not immediately available, or if the certificates and all of the required documents cannot be provided to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time, by following the procedures for guaranteed delivery described under Section 3 of the Offer to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery" using the Notice of Guaranteed Delivery (printed on green paper) which accompanied the Offer to Purchase and Circular or a facsimile thereof.

The Dealer Managers for the Offer are:

In Canada RBC Dominion Securities Inc. Citigroup Global Markets Canada Inc.	In the United States Citigroup Global Markets Inc. Greenhill & Co., LLC

October 7, 2005

(continued on next page)

(continued from cover)

Questions and requests for assistance may be directed to the Dealer Managers, the Depositary, the U.S. Forwarding Agent or the Information Agent for the Offer. Additional copies of the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice may be obtained without charge on request from the Information Agent at its office shown on the last page of this Notice.

Persons whose Shares are registered in the name of a stock broker, investment dealer, bank, trust company or other nominee should contact such stock broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Shares.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

NOTICE TO UNITED STATES SHAREHOLDERS

The enforcement by Shareholders of civil liabilities under the United States federal securities laws may be affected adversely by the fact that each of the Offeror and CP Ships is incorporated under the laws of New Brunswick, Canada, that all or a substantial portion of its assets are located outside the United States, that some or all of its directors and officers reside outside the United States, that some of the Dealer Managers or experts named in the Circular reside outside the United States and that all or a substantial portion of the assets of said persons may be located outside the United States. Shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgement.

The Offer is made for securities of a Canadian issuer by a Canadian company and, while the Offer is subject to Canadian disclosure requirements, Shareholders should be aware that these requirements are different from those of the United States.

Shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Shares or related securities of CP Ships during the period of the Offer, as permitted by applicable Law.

EXCHANGE RATE INFORMATION

All dollar references in the Offer to Purchase and Circular, including this Notice, are in United States dollars unless otherwise indicated. On October 6, 2005, the rate of exchange for the United States dollar, expressed in Canadian dollars, based on the Bank of Canada noon spot rate of exchange, was $1.00 = CDN$1.1822.

FORWARD-LOOKING STATEMENTS

The Offer to Purchase and Circular, including this Notice, may contain "forward-looking statements" relating to the acquisition of CP Ships and the future performance of TUI. Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of TUI, or developments in TUI's business or its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (1) risks involved in the completion and integration of the acquisition; (2) expected cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenue of the combined company may be lower than expected; (4) costs or difficulties related to obtaining regulatory approvals for completing the acquisition and, following the acquisition, the integration of the companies may be greater than expected; (5) legislative or regulatory changes may adversely affect the businesses in which the companies are engaged; and (6) changes may occur in the securities or capital markets.

Forward-looking statements in the Offer to Purchase and Circular, including this Notice, are based on management's beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and TUI and the Offeror disavow and disclaim any obligation to do so.

NOTICE OF EXTENSION

TO:    HOLDERS OF COMMON SHARES OF CP SHIPS LIMITED

        This Notice amends and supplements the Offer to Purchase and Circular dated August 30, 2005 of the Offeror, and the Letter of Transmittal and the Notice of Guaranteed Delivery which accompanied the Offer to Purchase and Circular.

1.     Extension of the Offer

        The Offeror hereby gives notice that it has varied the Offer by extending the Expiry Time from 6:00 p.m. (Eastern time) on October 7, 2005 to 6:00 p.m. (Eastern time) on October 18, 2005. Notice to this effect was given by the Offeror to the Depositary prior to the Expiry Time on the initial Expiry Date.

        The definition of "Expiry Date" contained in the Offer is amended to read in full as follows:

    "Expiry Date" means October 18, 2005 or such later date as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, "Extension and Variation of the Offer";

2.     Time for Acceptance

        The Offer is open for acceptance until 6:00 p.m. (Eastern time) on October 18, 2005 or such later time and date to which the Offer may be extended, unless withdrawn by the Offeror. See Section 2 of the Offer to Purchase, "Time for Acceptance".

3.     Manner of Acceptance

        The procedure for accepting the Offer is described in Section 3 of the Offer to Purchase, "Manner of Acceptance".

4.     Conditions of the Offer

        All conditions contained in Section 4 of the Offer to Purchase, "Conditions of the Offer", remain unchanged.

5.     Take-Up and Payment for Deposited Shares

        If all the conditions referred to under Section 4 of the Offer to Purchase, "Conditions of the Offer", have been fulfilled or waived at or prior to the Expiry Time, the Offeror will, unless the Offeror shall have withdrawn or terminated the Offer, become obligated to take up the Shares deposited under the Offer and not withdrawn as soon as practicable and, in any event, not later than ten days from the Expiry Time and to pay for the Shares taken up as soon as possible, but in any event not later than three business days (within the meaning of the OSA) after taking up the Shares. In accordance with applicable Law, the Offeror will take up and pay for Shares deposited under the Offer after the date on which it first takes up Shares deposited under the Offer within ten days of the deposit of such Shares. See Section 6 of the Offer to Purchase, "Take-Up of and Payment for Deposited Shares".

6.     Withdrawal of Deposited Shares

        Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder at any time before the Shares have been taken up by the Offeror pursuant to the Offer and in the other circumstances described in Section 7 of the Offer to Purchase, "Withdrawal of Deposited Shares".

7.     Recent Developments

        The Offer has been extended in order to allow time for, among other things, the satisfaction of the condition under the Offer relating to the receipt of necessary regulatory approvals. As of 8:00 a.m. (Eastern time) on

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October 7, 2005, the original expiry date under the Offer, regulatory approvals have been obtained or waiting periods have expired under competition legislation in Canada and the United States and regulatory review periods have not expired under the Investment Canada Act and under competition legislation in the European Union and certain other countries in which TUI and CP Ships carry on business.

8.     Shareholders' Statutory Rights

        Securities legislation in certain of the provinces and territories of Canada provides Shareholders of CP Ships with, in addition to any other rights that they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or a notice that is required to be delivered to the Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

9.     Approval and Certificate of Ship Acquisition Inc.

        The contents of this Notice, together with the Offer to Purchase and Circular, have been approved, and the sending, communication or delivery thereof to the shareholders of CP Ships Limited has been authorized by the board of directors of Ship Acquisition Inc. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the securities which are the subject of the Offer, as varied by this Notice.

DATED October 7, 2005

(Signed) DIETER BRETTSCHNEIDER Chief Executive Officer	(Signed) HORST BAIER Chief Financial Officer
On behalf of the board of directors
(Signed) HOLGER OETJEN	(Signed) BRIAN WESTLAKE

10.   Approval and Certificate of TUI

        The contents of this Notice, together with the Offer to Purchase and Circular, have been approved, and the sending, communication or delivery thereof to the shareholders of CP Ships Limited has been authorized by the board of directors of TUI. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the securities which are the subject of the Offer, as varied by this Notice.

DATED October 7, 2005

(Signed) DR. MICHAEL FRENZEL Chief Executive Officer	(Signed) RAINER FEUERHAKE Chief Financial Officer
On behalf of the board of directors
(Signed) SEBASTIAN EBEL	(Signed) DR. PETER ENGELEN

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The Depositary, Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide St. E.
Toronto, Ontario, Canada
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier

100 University Avenue
9th Floor
Toronto, Ontario, Canada
M5J 2Y1
Attention: Corporate Actions
Toll-free: 1-866-982-9270 (North America)
Phone: 1-514-982-7127 (Overseas)
E-Mail: corporateactions@computershare.com

Montreal	Vancouver	Calgary
650 de Maisonneuve Blvd. West Suite 700 Montreal, Quebec, Canada H3A 3S8	510 Burrard Street 2nd Floor Vancouver, British Columbia, Canada V6C 3B9	Western Gas Tower 600, 530 - 8th Avenue SW Calgary, Alberta, Canada T2P 3S8

The U.S. Forwarding Agent, Computershare Trust Company of New York
Wall Street Plaza
88 Pine Street, 19th Floor
New York, New York, USA 10005

The Information Agent for the Offer is:
MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York, USA 10016
Telephone: 212-929-5500 (Call Collect) or
Toll Free: 800-322-2885

The Dealer Managers for the Offer are:

In Canada	In the United States
RBC Dominion Securities Inc. 200 Bay Street Royal Bank Plaza, South Tower 4th Floor Toronto, Ontario, Canada M5J 2W7 Telephone: 888-720-1216	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York, USA 10013 Telephone: 888-890-8454
Citigroup Global Markets Canada Inc. 161 Bay Street, Suite 4600 Toronto, Ontario, Canada M5J 2S1 Telephone: 888-890-8454	Greenhill & Co., LLC 300 Park Avenue New York, New York, USA 10022 Telephone: 212-372-4010

Any questions and requests for assistance may be directed by Shareholders to the Dealer Managers, the Depositary, the U.S. Forwarding Agent or the Information Agent at their respective telephone numbers and locations set out above. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. Additional copies of this Notice, the Offer to Purchase and Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be obtained without charge on request from the Information Agent.

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NOTICE TO UNITED STATES SHAREHOLDERS
EXCHANGE RATE INFORMATION
FORWARD-LOOKING STATEMENTS
NOTICE OF EXTENSION